UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2013 (November 19, 2013)

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ZAIS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Two Bridge Avenue, Suite 322	07701-1106
Red Bank, NJ
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On November 25, 2013, ZAIS Financial Partners, L.P. (the “Operating Partnership”), a subsidiary of ZAIS Financial Corp. (the “Company”), issued $57.5 million in aggregate principal amount of its 8.0% Exchangeable Senior Notes due 2016 (the "Notes"), which amount includes Notes issued pursuant to the exercise in full by Credit Suisse Securities (USA) LLC, the initial purchaser of the Notes (the “Initial Purchaser”), of its option to purchase additional Notes. The Company is the sole general partner of the Operating Partnership and directly or indirectly conducts substantially all of its business activities through the Operating Partnership and its subsidiaries.

     The issuance and sale of the Notes are made pursuant to a purchase agreement, dated November 19, 2013 (the “Purchase Agreement”), by and among the Company, the Operating Partnership, ZAIS REIT Management, LLC, the Company’s advisor, and the Initial Purchaser. Pursuant to the Purchase Agreement, the Operating Partnership agreed to sell at a purchase price of 97% to the Initial Purchaser $50 million in aggregate principal amount (plus up to an additional $7.5 million principal amount of the Notes at the option of the Initial Purchaser, which option was exercised on November 20, 2013) in a private offering exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Purchase Agreement contemplates the resale by the Initial Purchaser of the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. The Notes may be exchanged for shares of the Company's common stock, par value $0.0001 per share (the "Common Stock") or, to the extent necessary to satisfy New York Stock Exchange listing requirements, cash, at the applicable exchange rate at any time prior to the close of business on the scheduled trading day prior to the maturity date. The initial exchange rate for each $1,000 aggregate principal amount of the Notes is 52.5417 shares of Common Stock, subject to adjustment under certain circumstances, equivalent to an exchange price of approximately $19.03 per share, representing an approximately 15% premium to the last reported sale price of the Common Stock on November 19, 2013, which was $16.55 per share. The exchange of the Notes for shares of Common Stock will be conducted as a private placement exempt from registration in reliance of Section 4(a)(2) of the Securities Act.

     The terms of the Notes are governed by an indenture, dated November 25, 2013 (the “Indenture”), by and among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”). A copy of the Indenture, including the form of the Note and the guarantee, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report. See Item 2.03 below for additional information.

     On November 25, 2013, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with the Initial Purchaser (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report

     Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

  file a shelf registration statement (the “Shelf Registration Statement”) not later than March 25, 2014, or the 120th day following the issuance of the Notes, covering resales of the Common Stock, if any, issuable upon exchange of the Notes;

  use its commercially reasonable efforts to cause the registration statement to be declared effective by May 24, 2014, or the 180th day following the issuance of the Notes; and

  use its commercially reasonable efforts to keep the registration statement effective to and including the earlier of:
  the sale of shares registered under the Shelf Registration Statement; and

  one year after the last date that the Notes have been exchanged for shares of Common Stock.

     If the Company does not meet these deadlines, subject to certain exceptions, additional interest will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter.

     Neither the Notes nor the shares of the Common Stock that may be issued upon exchange thereof have been registered under the Securities Act. Neither the Notes nor the Common Stock that may be issued upon exchange thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On November 25, 2013, the Operating Partnership issued $57.5 million in aggregate principal amount of Notes. The Notes will be the Operating Partnership's senior unsecured obligations and will rank senior in right of payment to any future indebtedness the Operating Partnership may have that is expressly subordinated in right of payment to the Notes, equal in right of payment to the Operating Partnership's existing and future unsecured indebtedness that is not so subordinated, effectively junior in right of payment to any of the Operating Partnership's existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness (including trade payables) and preferred equity of the Operating Partnership's subsidiaries as well as to any of the Operating Partnership's existing or future indebtedness that may be guaranteed by any of the Operating Partnership's subsidiaries (to the extent of any such guarantee).

     The Operating Partnership’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by the Company.

     The Notes bear interest at 8.0% per annum, payable semi-annually in arrears on May 15 and November 15, beginning on May 15, 2014. The Notes are exchangeable into shares of Common Stock or, to the extent necessary to satisfy New York Stock Exchange listing requirements, cash at an initial exchange rate of 52.5417 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment under certain circumstances. The initial exchange rate is equivalent to an exchange price of approximately $19.03 per share, representing an approximately 15% premium to the last reported sale price of the Common Stock on November 19, 2013, which was $16.55 per share.

     The Operating Partnership may not redeem the Notes prior to their maturity. However, the Operating Partnership may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to holders of the Notes. Any Notes purchased by the Operating Partnership will be retired and no longer outstanding under the Indenture.

     The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part in the event of a fundamental change for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

     A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

  any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity (unless at least 90% of the consideration received by holders of the Common Stock in such transaction consists of publicly traded securities and as result of such transaction, the Notes become exchangeable for or by reference to such publicly traded securities);

  the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of Company’s subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s common equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its subsidiaries, on a consolidated basis, to another person (other than any of the Company’s subsidiaries) (unless, in all cases above, at least 90% of the consideration received by holders of the Common Stock in such transaction consists of publicly traded securities and as result of such transaction, the Notes become exchangeable for or by reference to such publicly traded securities);

  the Operating Partnership’s or the Company’s partners or shareholders, as applicable, approve any plan or proposal for the liquidation or dissolution of the Operating Partnership or the Company, respectively (other than, in the case of the Company, in a transaction described in the second bullet point above);

  the Company (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to be the general partner of the Operating Partnership or ceases to directly or indirectly control the Operating Partnership; or

  the Common Stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the outstanding principal, plus accrued and unpaid interest, if any, of the Notes being immediately due and payable. The Indenture provides that each of the following events would constitute an “Event of Default”:

  default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

  default in the payment of the principal of the Notes, or any repurchase price or redemption price due with respect to the Notes, when due and payable;

  failure to satisfy its obligations upon an exchange of Notes in accordance with the Indenture, and such failure continues for five (5) business days;

  failure to comply with obligations related to a merger, consolidation or sale;

  failure to provide timely notice in connection with a fundamental change;

  failure for sixty (60) days after written notice of default from the Trustee or holders of at least 25% in principal amount of the Notes then outstanding has been received by the Operating Partnership or the Company to comply with any of the Operating Partnership’s or the Company’s agreements contained in the Notes or in the Indenture;

  failure to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Operating Partnership or of the Company, as the case may be, or any of the Operating Partnership’s or the Company’s, as the case may be, subsidiaries in an aggregate amount greater than $10 million;

  failure by the Operating Partnership or the Company, as the case may be, to pay final judgments aggregating in excess of $10 million (excluding any amounts covered by insurance), which final judgments remain unpaid, undischarged or unstayed for a period of more than 60 days; or

  certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or Trustee, the Operating Partnership or any significant subsidiary.

Item 3.02. Unregistered Sales of Equity Securities.

     The information contained in Item 1.01 of this report is incorporated herein by reference.

Item 8.01. Other Events.

     On November 25, 2013, the Company announced via press release (the “Closing Press Release”) that the Operating Partnership has sold and issued $57.5 million of aggregate principal amount of the Notes, a copy of which is attached as Exhibit 99.1 hereto.

     The information in this Section 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Section 8.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act, as amended, unless it is specifically incorporated by reference therein.

          Financial Statements and Exhibits.

Item 9.01.

     (d) Exhibits.

Exhibit
Number	Description
4.1	Indenture, dated November 25, 2013, by and among ZAIS Financial Partners, L.P., as issuer, ZAIS Financial Corp., as guarantor, and U.S. Bank National Association, as trustee, including the form of 8.0% Exchangeable Senior Notes due 2016 and the related guarantee.

10.1	Registration Rights Agreement, dated November 25, 2013, among ZAIS Financial Partners, L.P., ZAIS Financial Corp. and Credit Suisse Securities (USA) LLC.

99.1	Closing Press Release issued by ZAIS Financial Corp. on November 25, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS Financial Corp.

November 25, 2013	By:	/s/ Michael Szymanski
Michael Szymanski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Indenture, dated November 25, 2013, by and among ZAIS Financial Partners, L.P., as issuer, ZAIS Financial Corp., as guarantor, and U.S. Bank National Association, as trustee, including the form of 8.0% Exchangeable Senior Notes due 2016 and the related guarantee.

10.1	Registration Rights Agreement, dated November 25, 2013, among ZAIS Financial Partners, L.P., ZAIS Financial Corp. and Credit Suisse Securities (USA) LLC.

99.1	Closing Press Release issued by ZAIS Financial Corp. on November 25, 2013.